As filed with the Securities and Exchange Commission on September 13, 2012
Registration No. 333-180092

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EURASIAN MINERALS INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1000	Not applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	Number)

543 Granville Street, Suite 501
Vancouver, British Columbia V6C 1X8
Canada
(604) 688-6390
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DL Services Inc.
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104
(206) 903-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Andrew J. McLeod	Kimberley R. Anderson	Joshua E. Little
Blake, Cassels & Graydon LLP	Dorsey & Whitney LLP	Durham Jones & Pinegar, P.C.
595 Burrard Street	701 Fifth Avenue, Suite 6100	192 E. 200 N., Third Floor
P.O. Box 49314	Seattle, Washington 98104	St. George, Utah 84770
Suite 2600, Three Bentall Centre	(206) 903-8800	(435) 674-0400
Vancouver, British Columbia
V7X 1L3, Canada
(604) 631-3300

Approximate date of commencement of proposed sale to the public: Not Applicable

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

PART II
EXPLANATORY NOTE

     In accordance with the undertaking of Eurasian Minerals Inc. (“Eurasian”) set forth in the registration statement on Form F-4 (the “Registration Statement”), File No. 333-180092, declared effective by the Securities and Exchange Commission on July 27, 2012, Eurasian is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 1,125,044 of its common shares, no par value per share, previously registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement and issuable to the holders of Bullion Monarch Mining, Inc. (“Bullion”) common stock, $0.001 par value per share, in connection with the merger (the “Merger”) of Bullion with a wholly owned Utah subsidiary of Eurasian.

     Pursuant to the Registration Statement, 18,837,233 common shares of Eurasian were registered. Upon completion of the Merger on August 17, 2012, a total of 17,712,189 common shares are issuable by Eurasian to stockholders of Bullion. Therefore, in accordance with its undertaking set forth in the Registration Statement, Eurasian hereby removes from registration the remaining 1,125,044 common shares previously registered on the Registration Statement.

Item 16.             Exhibits.

24.1	Power of Attorney, incorporated herein by reference to Exhibit 24.1 of Eurasian’s Registration Statement on Form F-4, filed on March 14, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form F-4 and has duly caused this Post-Effective Amendment be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on September 12, 2012.

EURASIAN MINERALS INC.

By:	/s/ Christina Cepeliauskas
Name: Christina Cepeliauskas
Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

/s/ David M. Cole
	David M. Cole	President, Chief Executive Officer and Director	September 12, 2012
(principal executive officer)

/s/ Christina Cepeliauskas
	Christina Cepeliauskas	Chief Financial Officer	September 12, 2012
(principal financial and accounting officer)

*
	M. Stephen Enders	Chief Operating Officer and Director	September 12, 2012

*
	Michael Winn	Chairman and Director	September 12, 2012

*
	Brian Bayley	Director	September 12, 2012

*
	George Lim	Director	September 12, 2012

*
	Brian K. Levet	Director	September 12, 2012

	James A. Morris	Director	September 12, 2012

* By:	/s/ David M. Cole
David M. Cole
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

     Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Eurasian Minerals Inc., has signed this Registration Statement in the City of Littleton, State of Colorado, on September 12, 2012

Authorized U.S. Representative
By:	/s/ David M. Cole
Name:	David M. Cole, on behalf of Eurasian Minerals Inc.
Title:	President and Chief Executive Officer